Exhibit 99.1

Blackboxstocks Announces Second Quarter 2021 Financial Results, Strong Revenue Growth Trajectory Continues

Reports YTD 2021 Revenue of $3.0 Million, 141% Year-over-Year Increase

DALLAS, TX – August 25, 2021-- Blackboxstocks Inc. (OTC PINK: BLBX) (“Blackbox”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, today announced the Company’s financial results for the second quarter and six months ended June 30, 2021.

Second Quarter 2021 Highlights:

■	Total revenue for the second quarter was $1,463,606, an increase of 81% over the second quarter of 2020.

■	Total revenue for the six months ended June 30, 2021 was $2,953,274, an increase of 141% compared the same period in 2020.

■	Income (loss) from operations for the three and six months ended June 30, 2021 was $(117,523) and $46,716 as compared to $27,610 and $(183,996) for the same periods in 2020, respectively.

■	Interest and related financing expense decreased from $407,204 and $734,832 for the three and six months ended June 30 2020 to $125,813 and $258,391 for the same periods in 2021, respectively.

“Blackboxstocks recorded triple digit revenue growth during the first half of 2021, and with the large investments in marketing and technology that we’ve been making, we expect strong revenue growth to continue. We will be implementing new technology designed to allow us to scale even faster and more efficiently during the remainder of fiscal 2021,” commented Gust Kepler, CEO of Blackboxstocks.

Blackboxstocks Inc.
Summary Statements of Operations
For the Three and Six Months Ended June 30, 2021 and 2020
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020

Revenues	$1,463,606	$808,848	$2,953,274	$1,224,099
Cost of revenues	409,578	242,158	805,352	412,510
Operating expenses	1,054,028	519,974	2,120,312	995,585
Income (loss) from operations	$(117,523)	$46,716	$27,610	$(183,996)
Interest and financing expense	125,813	407,204	258,391	734,832
Gain on derivative liability	-	(554,315)	-	(1,155,485)
Net income (loss)	$(243,336)	$193,827	$(230,781)	$236,657

Detailed financial information can be found in Blackboxstocks’ Quarterly Report on Form 10-Q for the period ended June 30, 2021 filed with the Securities Exchange Commission on August 16, 2021.

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs “predictive technology” enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 8,000 stocks and up to 900,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/video feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually. For more information, go to: www.blackboxstocks.com

Safe Harbor Statement

Our prospects here at Blackbox stocks are subject to uncertainties and risks. This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections about our business, and reflect our beliefs and assumptions based upon information available to us at the date of this press release. In some cases, you can identify these statements by words such as “if,” “may,” “might,” “will, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” and other similar terms. These forward-looking statements include, among other things, plans for proposed operations, descriptions of our strategies, our product and market development plans, and other objectives, expectations and intentions, the trends we anticipate in our business and the markets in which we operate, and the competitive nature and anticipated growth of those markets. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors including, but not limited to, the risks and uncertainties discussed in our other filings with the Securities Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Investors@blackboxstocks.com

PCG Advisory
Stephanie Prince
(646) 863-6341
sprince@pcgadvisory.com

Copyright Business Wire 2021

Business Wire

Tags:

SOFTWARE-APPLICATION TECHNOLOGY